EXHIBIT 5.1

THE LAW OFFICE OF JILLIAN SIDOTI
38730 Sky Canyon Drive Suite A Murrieta, CA 92596 (323) 799-1342 (951) 224-6675 www.jilliansidoti.com

August 11, 2014

VIA ELECTRONIC MAIL

Teresa Garvin

Chief Executive Officer and Director

2702 Oxborough Drive

Matthews, NC 28105

Re:	View on Two, Inc. Registration Statement on Form S-1

To whom it may concern:

I have been retained by View on Two, Inc. a Nevada corporation (the "Company"), in connection with the Registration Statement (the "Registration Statement") on Form S-1, relating to the offering of 10,597,572 shares already sold. You have requested that I render my opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement are validly issued, fully paid, and non-assessable.

In connection with the request, I have examined the following:

1. Certificate of Incorporation of the Company;

2. Bylaws of the Company;

3. The Registration Statement; and

4. Unanimous consent resolutions of the Company’s Board of Directors.

I have examined such other corporate records and documents and have made such other examinations, as I have deemed relevant.

Based on the above examination, I am of the opinion that the securities of the Company already issued pursuant to the Registration Statement are validly authorized, validly issued, fully paid and non-assessable under the corporate laws of the State of Nevada, including the statutory provisions and all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws.

I hereby consent to the filing of this opinion as Exhibit 5.1and by reference, Exhibit 23.2, to the Registration Statement and to the reference to our firm under “Experts” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

Sincerely,

Jillian Ivey Sidoti, Esq.

JIS/du